Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FIRST QUARTER 2016 FINANCIAL RESULTS

Earnings affected by higher planned maintenance and related costs

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	First quarter 2016 net earnings of $0.06 per share; earnings before items[1] of $0.35 per share
•	Closed paper machine at Ashdown mill, reducing annual paper capacity by 364,000 tons
•	Price increases announced for softwood pulp and several uncoated freesheet grades

Fort Mill, April 28, 2016 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $4 million ($0.06 per share) for the first quarter of 2016 compared to net earnings of $57 million ($0.91 per share) for the fourth quarter of 2015 and net earnings of $36 million ($0.56 per share) for the first quarter of 2015. Sales for the first quarter of 2016 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $22 million ($0.35 per share) for the first quarter of 2016 compared to earnings before items1 of $70 million ($1.11 per share) for the fourth quarter of 2015 and earnings before items1 of $48 million ($0.75 per share) for the first quarter of 2015.

First quarter 2016 items:

➢	Closure and restructuring costs of $2 million ($2 million after tax); and
➢	Impairment of property, plant & equipment of $21 million ($16 million after tax).

Fourth quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax); and
➢	Impairment of property, plant & equipment of $20 million ($12 million after tax).

First quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax);
➢	Gain on disposal of property, plant and equipment of $1 million ($1 million after tax); and

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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➢	Impairment of property, plant & equipment of $19 million ($12 million after tax).

“Although our teams were very agile and executed well on things under our control, our results in pulp and paper were negatively impacted by unexpected costs during the extended maintenance outages,” said John D. Williams, President and Chief Executive Officer. “Given the timing of maintenance activity and costs related to the fluff pulp conversion, our first half results are expected to remain subdued before significantly improving in the second half as the benefits from the Ashdown conversion, lower maintenance and higher prices accrue.”

Mr. Williams added, “We delivered strong year over year EBITDA growth in Personal Care with procurement initiatives and manufacturing cost savings driving the majority of the increase.  During the quarter, we began delivering on our new sales growth wins including the successful launch of a partner brand and the ramping up of volume for a major account. We are on track to realize the top-line benefits of the new customer wins through 2016.”

QUARTERLY REVIEW

Operating income before items1 was $41 million in the first quarter of 2016 compared to an operating income before items1 of $115 million in the fourth quarter of 2015. Depreciation and amortization totaled $89 million in the first quarter of 2016.

(In millions of dollars)	1Q 2016	4Q 2015

Sales	$1,287	$1,314
Operating income (loss)
Pulp and Paper segment	19	86
Personal Care segment	14	16
Corporate	(15)	(8)
Total	18	94
Operating income before items[1]	41	115
Depreciation and amortization	89	89

The decrease in operating income before items1 in the first quarter of 2016 was the result of increased maintenance costs, lower productivity in pulp and paper, lower volume, higher raw material costs, lower average selling prices, higher selling, general and administrative expenses and other costs. These factors were partially offset by favorable exchange rates and lower freight costs.

When compared to the fourth quarter of 2015, manufactured paper shipments were down 1.4% and pulp shipments decreased 4.4%. The shipments-to-production ratio for paper was 100% in the first quarter of 2016, compared to 95% in the fourth quarter of 2015. Paper inventories remained flat and pulp inventories decreased by 13,000 metric tons when compared to the fourth quarter of 2015.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $97 million and capital expenditures were $100 million, resulting in a negative free cash flow1 of $3 million for the first quarter of 2016. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at March 31, 2016 and at December 31, 2015.

During the quarter, Domtar repurchased $10 million of common stock under its stock repurchase program.

OUTLOOK

The second quarter is expected to be affected by seasonally higher maintenance activity in our pulp and paper business in addition to costs of approximately $23 million related to the fluff pulp conversion outage at our Ashdown mill. For the remainder of the year, Domtar paper shipments are expected to trend with market demand. Recently announced price increases should positively impact Pulp and Paper. Personal Care results should benefit from the new customer wins, market growth and cost savings from the new manufacturing platform. Costs for raw materials should marginally increase.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its first quarter 2016 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its second quarter 2016 earnings results on July 28, 2016 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 9,850 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.3 billion and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2015 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended
	March 31,	March 31,
	2016	2015
	(Unaudited)
	$	$

Selected Segment Information
Sales
Pulp and Paper	1,085	1,146
Personal Care	216	218
Total for reportable segments	1,301	1,364
Intersegment sales	(14)	(16)
Consolidated sales	1,287	1,348
Depreciation and amortization and impairment of property, plant and equipment
Pulp and Paper	73	74
Personal Care	16	16
Total for reportable segments	89	90
Impairment of property, plant and equipment - Pulp and Paper	21	19
Consolidated depreciation and amortization and impairment of property, plant and equipment	110	109

Operating income (loss)
Pulp and Paper	19	75
Personal Care	14	10
Corporate	(15)	(14)
Consolidated operating income	18	71
Interest expense, net	17	26
Earnings before income taxes	1	45
Income tax (benefit) expense	(3)	9
Net earnings	4	36
Per common share (in dollars)
Net earnings
Basic	0.06	0.56
Diluted	0.06	0.56
Weighted average number of common shares outstanding (millions)
Basic	62.7	63.8
Diluted	62.8	63.9
Cash flows provided from operating activities	97	127
Additions to property, plant and equipment	100	70

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended
	March 31,	March 31,
	2016	2015
	(Unaudited)
	$	$

Sales	1,287	1,348
Operating expenses
Cost of sales, excluding depreciation and amortization	1,050	1,062
Depreciation and amortization	89	90
Selling, general and administrative	103	100
Impairment of property, plant and equipment	21	19
Closure and restructuring costs	2	1
Other operating loss, net	4	5
	1,269	1,277
Operating income	18	71
Interest expense, net	17	26
Earnings before income taxes	1	45
Income tax (benefit) expense	(3)	9
Net earnings	4	36
Per common share (in dollars)
Net earnings
Basic	0.06	0.56
Diluted	0.06	0.56
Weighted average number of common shares outstanding (millions)
Basic	62.7	63.8
Diluted	62.8	63.9

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	March 31,	December 31,
	2016	2015
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	97	126
Receivables, less allowances of $7 and $6	642	627
Inventories	779	766
Prepaid expenses	32	21
Income and other taxes receivable	21	14
Total current assets	1,571	1,554
Property, plant and equipment, net	2,868	2,835
Goodwill	551	539
Intangible assets, net	614	601
Other assets	154	125
Total assets	5,758	5,654
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	6	—
Trade and other payables	709	720
Income and other taxes payable	21	27
Long-term debt due within one year	41	41
Total current liabilities	777	788
Long-term debt	1,211	1,210
Deferred income taxes and other	677	654
Other liabilities and deferred credits	357	350
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,957	1,966
Retained earnings	1,165	1,186
Accumulated other comprehensive loss	(387)	(501)
Total shareholders' equity	2,736	2,652
Total liabilities and shareholders' equity	5,758	5,654

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the three months ended
	March 31, 2016	March 31, 2015
	(Unaudited)
	$	$
Operating activities
Net earnings	4	36
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	89	90
Deferred income taxes and tax uncertainties	(3)	(15)
Impairment of property, plant and equipment	21	19
Net gains on disposals of property, plant and equipment	—	(1)
Stock-based compensation expense	1	2
Other	—	(1)
Changes in assets and liabilities
Receivables	(5)	(44)
Inventories	(1)	(12)
Prepaid expenses	(1)	2
Trade and other payables	1	(10)
Income and other taxes	(9)	55
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(1)	2
Other assets and other liabilities	1	4
Cash flows provided from operating activities	97	127
Investing activities
Additions to property, plant and equipment	(100)	(70)
Proceeds from disposals of property, plant and equipment	—	1
Cash flows used for investing activities	(100)	(69)
Financing activities
Dividend payments	(25)	(24)
Stock repurchase	(10)	(13)
Net change in bank indebtedness	7	(4)
Proceeds from receivables securitization facility	20	—
Repayments of receivables securitization facility	(20)	—
Repayments of long-term debt	(1)	(1)
Other	—	1
Cash flows used for financing activities	(29)	(41)
Net (decrease) increase in cash and cash equivalents	(32)	17
Impact of foreign exchange on cash	3	(8)
Cash and cash equivalents at beginning of period	126	174
Cash and cash equivalents at end of period	97	183
Supplemental cash flow information
Net cash payments for:
Interest	20	27
Income taxes paid (refund), net	6	(23)

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flows provided from operating activities are the most directly comparable GAAP measures.

			2016	2015
			Q1	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	4	36	38	11	57	142
(+)	Impairment of property, plant and equipment	($)	16	12	11	12	12	47
(+)	Closure and restructuring costs	($)	2	1	1	1	1	4
(-)	Net gains on disposals of property, plant and equipment	($)	—	(1)	(11)	—	—	(12)
(+)	Debt refinancing costs	($)	—	—	—	30	—	30
(=)	Earnings before items	($)	22	48	39	54	70	211
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.8	63.9	63.7	63.0	62.9	63.4
(=)	Earnings before items per diluted share	($)	0.35	0.75	0.61	0.86	1.11	3.33

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	4	36	38	11	57	142
(+)	Income tax (benefit) expense	($)	(3)	9	(1)	(14)	20	14
(+)	Interest expense, net	($)	17	26	25	64	17	132
(=)	Operating income	($)	18	71	62	61	94	288
(+)	Depreciation and amortization	($)	89	90	91	89	89	359
(+)	Impairment of property, plant and equipment	($)	21	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	(1)	(14)	—	—	(15)
(=)	EBITDA	($)	128	179	157	170	203	709
(/)	Sales	($)	1,287	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin	(%)	10%	13%	12%	13%	15%	13%
	EBITDA	($)	128	179	157	170	203	709
(+)	Closure and restructuring costs	($)	2	1	1	1	1	4
(=)	EBITDA before items	($)	130	180	158	171	204	713
(/)	Sales	($)	1,287	1,348	1,310	1,292	1,314	5,264
(=)	EBITDA margin before items	(%)	10%	13%	12%	13%	16%	14%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2016	2015
			Q1	Q1	Q2	Q3	Q4	YTD

Reconciliation of "Free cash flow" to Cash flows provided from operating activities
	Cash flows provided from operating activities	($)	97	127	122	67	137	453
(-)	Additions to property, plant and equipment	($)	(100)	(70)	(66)	(66)	(87)	(289)
(=)	Free cash flow	($)	(3)	57	56	1	50	164

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	6	6	1	1	—
(+)	Long-term debt due within one year	($)	41	169	169	42	41
(+)	Long-term debt	($)	1,211	1,170	1,169	1,236	1,210
(=)	Debt	($)	1,258	1,345	1,339	1,279	1,251
(-)	Cash and cash equivalents	($)	(97)	(183)	(207)	(128)	(126)
(=)	Net debt	($)	1,161	1,162	1,132	1,151	1,125
(+)	Shareholders' equity	($)	2,736	2,710	2,761	2,659	2,652
(=)	Total capitalization	($)	3,897	3,872	3,893	3,810	3,777
	Net debt	($)	1,161	1,162	1,132	1,151	1,125
(/)	Total capitalization	($)	3,897	3,872	3,893	3,810	3,777
(=)	Net debt-to-total capitalization	(%)	30%	30%	29%	30%	30%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2016

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD	Q1'16	Q2'16	Q3'16	Q4'16	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	19	—	—	—	19	14	—	—	—	14	(15)	—	—	—	(15)	18	—	—	—	18
(+)	Impairment of property, plant and equipment	($)	21	—	—	—	21	—	—	—	—	—	—	—	—	—	—	21	—	—	—	21
(+)	Closure and restructuring costs	($)	2	—	—	—	2	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2
(=)	Operating income (loss) before items	($)	42	—	—	—	42	14	—	—	—	14	(15)	—	—	—	(15)	41	—	—	—	41

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	42	—	—	—	42	14	—	—	—	14	(15)	—	—	—	(15)	41	—	—	—	41
(+)	Depreciation and amortization	($)	73	—	—	—	73	16	—	—	—	16	—	—	—	—	—	89	—	—	—	89

(=)	EBITDA before items	($)	115	—	—	—	115	30	—	—	—	30	(15)	—	—	—	(15)	130	—	—	—	130
(/)	Sales	($)	1,085	—	—	—	1,085	216	—	—	—	216	—	—	—	—	—	1,301	—	—	—	1,301
(=)	EBITDA margin before items	(%)	11%	—	—	—	11%	14%	—	—	—	14%	—	—	—	—	—	10%	—	—	—	10%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	75	55	54	86	270	10	17	18	16	61	(14)	(10)	(11)	(8)	(43)	71	62	61	94	288
(+)	Impairment of property, plant and equipment	($)	19	18	20	20	77	—	—	—	—	—	—	—	—	—	—	19	18	20	20	77
(-)	Net gains on disposals of property, plant and equipment	($)	—	(14)	—	—	(14)	—	—	—	—	—	(1)	—	—	—	(1)	(1)	(14)	—	—	(15)
(+)	Closure and restructuring costs	($)	—	1	1	1	3	1	—	—	—	1	—	—	—	—	—	1	1	1	1	4
(=)	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354
(+)	Depreciation and amortization	($)	74	75	75	73	297	16	16	14	16	62	—	—	—	—	—	90	91	89	89	359

(=)	EBITDA before items	($)	168	135	150	180	633	27	33	32	32	124	(15)	(10)	(11)	(8)	(44)	180	158	171	204	713
(/)	Sales	($)	1,146	1,110	1,092	1,110	4,458	218	216	214	221	869	—	—	—	—	—	1,364	1,326	1,306	1,331	5,327
(=)	EBITDA margin before items	(%)	15%	12%	14%	16%	14%	12%	15%	15%	14%	14%	—	—	—	—	—	13%	12%	13%	15%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2016	2015
		Q1	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,085	1,146	1,110	1,092	1,110	4,458
Operating income	($)	19	75	55	54	86	270
Depreciation and amortization	($)	73	74	75	75	73	297
Impairment of property, plant and equipment	($)	21	19	18	20	20	77

Paper
Paper Production	('000 ST)	785	808	806	794	837	3,245
Paper Shipments - Manufactured	('000 ST)	786	804	783	779	797	3,163
Communication Papers	('000 ST)	657	669	653	648	669	2,639
Specialty and Packaging	('000 ST)	129	135	130	131	128	524
Paper Shipments - Sourced from 3rd parties	('000 ST)	32	35	29	35	28	127
Paper Shipments - Total	('000 ST)	818	839	812	814	825	3,290
Pulp
Pulp Shipments(a)	('000 ADMT)	369	350	345	333	386	1,414
Hardwood Kraft Pulp	(%)	6%	9%	8%	8%	8%	8%
Softwood Kraft Pulp	(%)	69%	65%	65%	65%	69%	66%
Fluff Pulp	(%)	25%	26%	27%	27%	23%	26%

Personal Care Segment
Sales	($)	216	218	216	214	221	869
Operating income	($)	14	10	17	18	16	61
Depreciation and amortization	($)	16	16	16	14	16	62

Average Exchange Rates	$US / $CAN	1.375	1.241	1.229	1.309	1.335	1.279
	$CAN / $US	0.727	0.806	0.813	0.765	0.749	0.782
	€ / $US	1.103	1.126	1.106	1.112	1.095	1.110

(a)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.